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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934




Date of Report (Date of earliest event reported):   October 1, 2000
                                                    ----------------

                              VIALOG CORPORATION
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            (Exact name of registrant as specified in its charter)


      Massachusetts            001-15527              04-3305282
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    (State or other           (Commission           (I.R.S. Employer
    jurisdiction              File Number)        Identification No.)
    of incorporation)



                                32 Crosby Drive
                              Bedford, MA  01730
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                    (Address of principal executive offices)


                              (781) 761-6200
              Registrant's telephone number, including area code
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        (Former name or former address, if changed since last report.)
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Item 5.  Other Events
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     On October 1, 2000, VIALOG Corporation, a Massachusetts corporation
("VIALOG"), entered into a definitive Merger Agreement (the "Merger Agreement") with Genesys SA, a corporation (societe anonym) organized under the laws of France ("Genesys Conferencing") pursuant to which Genesys Conferencing will acquire Vialog. As part of the transaction, Genesys Conferencing will apply for listing on the Nasdaq stock market of American Depositary Shares (ADSs) representing its underlying ordinary shares that Vialog shareholders will be entitled to receive pursuant to the merger. To effect the acquisition, the Merger Agreement provides that Vialog shareholders will receive the ADS equivalent of 0.2563 of a Genesys Conferencing ordinary share in exchange for each share of Vialog common stock, subject to a "collar," which provides that Vialog shareholders could receive the ADS equivalent of between 0.2183 Genesys Conferencing ordinary shares and 0.3352 Genesys Conferencing ordinary shares for each Vialog share depending on the Genesys Conferencing share price at the closing of the acquisition as determined in accordance with the Merger Agreement. Based on the recent closing prices of Genesys Conferencing's ordinary shares, (i) the transaction is valued at approximately $241 million, or approximately $90 million in Vialog debt plus $13.26 per Vialog share, and (ii) Vialog shareholders would own approximately 21 percent of Genesys Conferencing upon the closing of the acquisition. The closing of the acquisition, which is expected to occur in the first quarter of 2001, is subject to the approval of Vialog shareholders, the approval of the issuance of the new Genesys Conferencing shares underlying the ADSs by Genesys Conferencing's shareholders, the listing of the ADSs on the Nasdaq Stock Market and other customary closing conditions. The Merger Agreement also provides that under certain circumstances, Vialog will pay Genesys Conferencing a $5.25 million fee if the Merger Agreement is terminated.

     Vialog will furnish supplementally a copy of any of the schedules to the Merger Agreement to the Commission upon request.

     Copies of the Merger Agreement and the press release announcing the Merger Agreement are attached as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Forward-Looking Statements

     This document contains statements that constitute forward looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements are statements other than historical information or statements of current condition. These statements appear in a number of places in this document and include statements concerning the parties' intent, belief or current expectations regarding future events, including: the transactions; other transactions to which the parties may be a party; competition in the industry; changing technology and future demand for products; changes in business strategy or development plans; ability to attract and retain qualified personnel; worldwide economic and business conditions; regulatory, legislative and judicial developments; financing plans; and trends affecting the parties' financial condition or results of operations. Forward looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward looking statements as a result of various factors. Although management of the parties believe that their expectations reflected in the forward looking statements are reasonable based on information currently available to them, they cannot assure that the expectations will prove to have been correct. Accordingly, undue reliance should not place undue reliance on these forward looking statements. In any event, these statements
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speak only as of the date of this document. The parties undertake no obligation to revise or update any of them to reflect events or circumstances after the date of this release, or to reflect new information or the occurrence of unanticipated events. Readers are referred to Vialog's Annual Report to Stockholders and Genesys' and Vialog's other filings with the US SEC for a discussion of these and other important risk factors concerning the parties and their respective operations.



Item 7.   Financial Statements and Exhibits
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     (c)  Exhibits

          99.1 Agreement and Plan of Merger and Reorganization By and Among Vialog Corporation, Genesys SA and ABCD Merger Corp. dated October 1, 2000.

          99.2  Press Release dated October 2, 2000.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

                              VIALOG CORPORATION



Date:  October 2, 2000        By:  /s/  Michael E. Savage
                                   ----------------------
                                   Michael E. Savage, CFO
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                                 EXHIBIT INDEX
                                 -------------

       Exhibit
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         99.1            Agreement and Plan of Merger and Reorganization By and
                         Among Vialog Corporation, Genesys SA and ABCD Merger Corp. dated October 1, 2000.
         99.2            Press Release dated October 2, 2000